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                                                                   EXHIBIT 99.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSANT TO
SECTION 906 OF THE SABRANES - OXLEY ACT OF 2002

In connection with the Annual Report of Surety Capital Corporation (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard N. Abrams, Chairman of the Board of Directors of the Company, certify, pursuant to U.S.C. Section 1350, as adopted pursuant to 906 of the Sabranes - Oxley of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard N. Abrams
----------------------
    Richard N. Abrams

    Chairman of the Board of Directors